                                                                    EXHIBIT 10.1
                                                                    ------------



                            ASSET PURCHASE AGREEMENT

                                  by and among

                            JUNEAU EXPLORATION, L.P.

                                       and

                           CONTANGO OIL & GAS COMPANY


                           Dated as of January 4, 2002

                            ASSET PURCHASE AGREEMENT

     This ASSET PURCHASE AGREEMENT dated as of January 4, 2002 (this "Agreement"), is entered into by and among Juneau Exploration, L.P., a Texas limited partnership ("Seller") and Contango Oil & Gas Company, a Delaware corporation ("Buyer") (collectively, the "Parties").

                                    RECITALS

     WHEREAS, Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, all of Seller's oil and gas interests and related assets identified in Exhibits "A," "B" and "C" attached hereto and made a part hereof, all on the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

                                   ARTICLE I

                           PURCHASE AND SALE OF ASSETS

     Section 1.1 Assets. On the terms and subject to the conditions set forth in
                 ------
this Agreement, at the Closings (as defined herein in Section 6.1) Seller agrees
                                                      -----------
to sell, transfer and assign to Buyer, and Buyer shall purchase and receive, all of Seller's right, title and interest in and to the following tangible and intangible assets:

          (a) Leases. The oil and gas leases described in Exhibit "A" and the
              ------                                      -----------
lands covered thereby ("First Leases," "Second Leases" and "Third Leases," collectively sometimes hereinafter referred to as the "Leases");

          (b) Wells. All oil and/or gas wells, equipment, machinery, tanks,
              -----
pipelines and other appurtenances and all other tangible property located thereon, thereunder or associated therewith or used in connection with the ownership or operation of the Leases and the production of oil and/or gas therefrom, including, without limitation, all wells, whether producing, operating, shut-in or temporarily abandoned, located on the lands covered by the Leases described in Exhibit "B" ("First Wells," "Second Wells" and "Third
                    -----------
Wells," collectively sometimes hereinafter referred to as the "Wells");

          (c) Contracts. The agreements described in Exhibit "C" (the
              ---------                              -----------
"Contracts"), to the extent such agreements relate to the Leases; and

          (d) Other Assets. All tangible and intangible assets of Seller
              ------------
necessary to or used primarily in connection with the Leases, Wells and Contracts, whether presently existing or arising hereafter, including without limitation, any and all rights arising under or relating to the Exploration and Operations Agreements described in Exhibit "C" (the "Other Assets").
                                   -----------

     First Leases and First Wells together with the related Contracts and related Other Assets (collectively, the "First Tranche"), Second Leases and Second Wells together with the related

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Contracts and related Other Assets (collectively, the "Second Tranche") and
Third Leases and Third Wells together with the related Contracts and related Other Assets (collectively, the "Third Tranche"); and First Tranche, Second Tranche and Third Tranche collectively hereinafter referred to as the "Assets."

     Section 1.2 Excluded Assets. The Assets do not include (the "Excluded
                 ---------------
Assets"), and Seller shall not sell, transfer or assign to Buyer, and Buyer shall not acquire, or make any payments or otherwise discharge any liability or obligation of Seller relating to, any of the following:

          (a) accounts receivable relating to any operation or ownership of the Assets prior to (i) the First Effective Time (as defined in Section 6.1 herein)
                                                            -----------
as to the First Tranche of Assets, (ii) the Second Effective Time (as defined in
Section 6.1 herein) as to the Second Tranche of Assets and (iii) the Third
-----------
Effective Time (as defined in Section 6.1 herein) as to the Third Tranche of
                              -----------
Assets;

          (b) oil and liquid hydrocarbon inventories in tanks above the pipeline connections as of the First Effective Time (relative to the First Tranche of Assets), the Second Effective Time (relative to the Second Tranche of Assets) and the Third Effective Time (relative to the Third Tranche of Assets); and

          (c) gas produced through designated sales meters prior to the First Effective Time (as to the First Tranche of Assets), the Second Effective Time (as to the Second Tranche of Assets) and the Third Effective Time (as to the Third Tranche of Assets).

     Section 1.3 Purchase Price. As consideration for the sale of the Assets,
                 --------------
the aggregate purchase price to be paid by Buyer to Seller shall be Fourteen Million Six Hundred Seventy-Three Thousand Sixty-Six Dollars ($14,673,066) (the "Purchase Price"), subject to adjustment as set forth in Sections 1.4 and 1.5
                                                         --------------------
herein, allocated and payable as follows in each case by wire transfer of immediately available funds to a bank account designated by Seller:

          (a) Eleven Million Sixty-One Thousand Twenty-Six Dollars ($11,061,026) of the Purchase Price shall be payable by Buyer to Seller in cash on the First Closing (as defined in Section 6.1 herein) for the purchase of the First Tranche
                       -----------
of Assets effective as of the First Effective Time (as defined in Section 6.1
                                                                  -----------
herein);

          (b) Two Million Six Hundred Ninety-Four Thousand Sixty-Eight Dollars ($2,694,068) of the Purchase Price shall be payable by Buyer to Seller in cash on the Second Closing (as defined in Section 6.1 herein) for the purchase of the
                                     -----------
Second Tranche of Assets effective as of the Second Effective Time (as defined in Section 6.1 herein); and
   -----------

          (c) Nine Hundred Seventeen Thousand Nine Hundred Seventy-Two Dollars ($917,972) of the Purchase Price shall be payable by Buyer to Seller in cash on the Third Closing (as defined in Section 6.1 herein) for the purchase of the
                                 -----------
Third Tranche of Assets effective as of the Third Effective Time (as defined in
Section 6.1 herein).
-----------

     Section 1.4 Adjustments to Purchase Price. Notice of any adjustments to the
                 -----------------------------
portion of the Purchase Price otherwise payable at any Closing (as defined in
Section 6.1 herein) shall be
-----------

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delivered, as between the Parties, no later than two (2) business days prior to such Closing in order to be considered at such Closing. Any notice of adjustment not timely provided, together with any other adjustment will be made in the final adjustment as set forth in Section 6.5 herein. The Purchase Price shall be
                                 -----------
adjusted as follows with respect to the First Tranche, Second Tranche and/or Third Tranche of Assets, if and as applicable:

          (a)  The Purchase Price shall be increased by the following:

               (1) an amount equal to paid ad valorem, property, production, excise, severance and similar taxes and assessments based upon or measured by the ownership of the Assets that are attributable to periods of time from and after the First Effective Time, Second Effective Time and/or Third Effective Time of the First Tranche, Second Tranche and/or Third Tranche of Assets, respectively, if and as applicable, which amounts shall, to the extent not actually assessed, be computed based on such taxes and assessments for the preceding tax year (such amount to be prorated for the period of Seller's and Buyer's ownership before and from and after the First Effective Time, Second Effective Time and/or Third Effective Time, as applicable);

               (2) an amount equal to all expenses attributable to the Assets that are paid by or on behalf of Seller that are, in accordance with generally accepted accounting principles, attributable to the periods from and after the First Effective Time (relative to the First Tranche of Assets), Second Effective Time (relative to the Second Tranche of Assets) and/or Third Effective Time (relative to the Third Tranche of Assets), if and as applicable; and

               (3) any adjustment(s) to the Purchase Price pursuant to Section
                                                                       -------
1.5 herein.
---
          (b)  The Purchase Price shall be reduced by the following:

               (1) the amount of the proceeds received by Seller attributable to the Assets that are, in accordance with generally accepted accounting principles, attributable to the periods of time from and after the First Effective Time, Second Effective Time and/or Third Effective Time of the First Tranche, Second Tranche and/or Third Tranche of Assets, respectively, if and as applicable;

               (2) an amount equal to unpaid ad valorem, property, production, excise, severance and similar taxes and assessments based upon or measured by the ownership of the Assets that are attributable to periods of time prior to the First Effective Time, Second Effective Time and/or Third Effective Time of the First Tranche, Second Tranche and/or Third Tranche of Assets, respectively, if and as applicable, which amounts shall, to the extent not actually assessed, be computed based on such taxes and assessments for the preceding tax year (such amount to be prorated for the period of Seller's and Buyer's ownership before and after the First Effective Time, Second Effective Time and/or Third Effective Time, as applicable);

               (3) an amount equal to all expenses attributable to the Assets that are paid by or on behalf of Buyer that are, in accordance with generally accepted accounting principles, attributable to any periods prior to the First Effective Time (relative to the First

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Tranche of Assets), Second Effective Time (relative to the Second Tranche of
Assets) and/or Third Effective Time (relative to the Third Tranche of Assets), if and as applicable; and

                 (4) any adjustment(s) to the Purchase Price pursuant to Section
                                                                         -------
1.5 herein.
---

     Section 1.5 Changes to the Purchase Price Allocable to the Second Tranche
                 -------------------------------------------------------------
or the Third Tranche of Assets. The portion of the Purchase Price payable for
------------------------------
the Second Tranche and/or the Third Tranche of Assets shall be increased or decreased, as applicable, at or prior to the Second Closing and/or the Third Closing, as the case may be, because of one or more of the following events:

          (a) A change in oil and/or gas commodity prices, as determined by reference to the NYMEX as of the date hereof as compared to the NYMEX as of the Second Effective Date and Third Effective Date, respectively;

          (b) A change in reserves with respect to any of the Second Wells or the Third Wells as determined by Von Gonten & Co; provided, that (i) the change
                                                  --------  ----
of events which causes the increase or decrease is unrelated to the price of oil or gas, and (ii) such increase or decrease in value is determined by comparing the reserve report produced by Von Gonten attached as Exhibit "D" (the "Reserve
                                                      -----------
Report") to a revised reserve report produced by Von Gonten, and (iii) such decrease in value is not attributable to production from the Second Wells or Third Wells from January 1, 2002 to the Second Effective Time or Third Effective Time, respectively.

     Section 1.6 Assumption of Liabilities. As additional consideration for the
                 -------------------------
sale of the Assets, if the Closings occur, Buyer shall assume the following obligations and liabilities ("Assumed Liabilities"):

          (a) all obligations and liabilities relating to the ownership or use of the Assets that arise and are attributable to occurrences from and after the First Effective Time (as to the First Tranche), the Second Effective Time (as to the Second Tranche) and/or the Third Effective Time (as to the Third Tranche), as applicable (except for (1) any liability or obligation that arises under contracts or agreements, or that arises from or is the subject of a breach by Seller of any of its covenants, representations or warranties hereunder, none of which shall be Assumed Liabilities; and (2) any payment obligation associated with an agreement for the supply of materials, goods or services, which shall be an Assumed Liability only to the extent that such materials, goods or services with respect to which such payment is due is received by Buyer and relates to operation of the Assets from and after the First Effective Time (as to the First Tranche of Assets), the Second Effective Time (as to the Second Tranche of Assets) and/or the Third Effective Time (as to the Third Tranche of Assets), as the case may be);

          (b) all obligations and liabilities relating to the ownership or use of the Assets that arise from and after the First Effective Time (as to the First Tranche), the Second Effective Time (as to the Second Tranche) and/or the Third Effective Time (as to the Third Tranche), as applicable, for site reclamation and plugging and abandonment of all Wells. Buyer recognizes and specifically assumes the obligation to properly plug and abandon all Wells and remove all personal property associated with the Assets when appropriate;

          (c) all obligations and liabilities (including, without limitation, all liabilities and obligations under present and future federal, state and local laws relating to the protection of health or the environment) in respect of the condition of the Assets as of the Closings relating to such Assets (including, without limitation, conditions resulting from, and remediation of, Environmental Matters occurring on or before the respective Closings), other than any condition that is the subject of a breach by Seller of any of its representations and warranties under this Agreement.

As used herein, the term "Environmental Matters" shall mean any pollution, contamination, degradation, damage or injury, caused by, related to or arising from or in connection with the generation, use, handling, treatment, remediation, storage, transportation, disposal, discharge, release or emission of any Hazardous Materials by, in, on or underlying the Assets. As used in the preceding definition, "Hazardous Materials" means any asbestos material, pollutants, contaminants, hazardous, corrosive or toxic substances, special waste or waste of any kind, and any other material or substance the storage, manufacture, disposal, treatment, generation, use, transportation, remediation or release into the environment of which is prohibited, controlled, regulated or licensed under Environmental Laws. As used herein, "Environmental Laws" means all laws, statutes, ordinances, rules, regulations, orders or determinations of any governmental authority pertaining to human health or protection of the environment in effect now or in the future in the jurisdictions in which the respective Lease or lands pooled or unitized with such Lease are located.

     Section 1.7 Retained Liabilities. Seller shall retain, and Buyer shall not
                 --------------------
acquire or make any payments or otherwise discharge any liability or obligation of Seller not specifically enumerated as an Assumed Liability at Section 1.6
                                                                 -----------
herein ("Retained Liabilities") including the following:

          (a) all liabilities and obligations relating to or arising out of personal injury claims and accounts payable affecting the ownership of the Assets that arose prior to, or are attributable to periods of times or acts or omissions prior to, the First Effective Time (as to the First Tranche), the Second Effective Time (as to the Second Tranche) and/or the Third Effective Time (as to the Third Tranche), as the case may be, of the respective Closings (other than those liabilities and obligations referred to in clauses (b) and (c) of the definition of Assumed Liabilities);

          (b) those liabilities and obligations that result in a credit or payment to Seller under Section 6.5 herein;

          (c) all liabilities and obligations incurred in violation of, or arising out of or that are the subject matter of a breach of, the covenants, representations or warranties of Seller under this Agreement;

          (d) all liabilities and obligations under contracts and agreements to which the Assets are subject on the date of this Agreement other than the Contracts;

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          (e)  all liabilities and obligations that result from a breach by
Seller with respect to the Assets as regards preferential rights, consents to assign and/or notices of transfers.

                                   ARTICLE II

                    REPRESENTATIONS AND WARRANTIES OF SELLER

     Seller hereby represents, warrants and covenants to Buyer that:

     Section 2.1 Organization and Good Standing. Seller is a limited partnership
                 ------------------------------
duly organized, validly existing and in good standing under the laws of the State of Texas. Seller has the power and authority to own its properties and to carry on its business as now conducted and to enter into and to carry out the terms of this Agreement. Seller does not have any subsidiaries.

     Section 2.2 Authorization. Seller has the requisite power and authority, to
                 -------------
execute, deliver and perform its obligations under this Agreement. The execution, delivery and performance by Seller of this Agreement has been duly authorized by all necessary action of Seller, and no other act or proceeding on the part of Seller or its general partner is necessary to authorize the execution, delivery or performance by Seller of this Agreement.

     Section 2.3 Purchased Assets; Defensible Title. Seller owns Defensible
                 ----------------------------------
Title (as such term is defined below) to all of the Assets. Seller has the right to convey, and (a) after the First Closing, Seller will have conveyed, and Buyer will be vested with, Defensible Title to the First Tranche of Assets; and (b) after the Second Closing, Seller will have conveyed, and Buyer will be vested with, Defensible Title to the Second Tranche of Assets; and (c) after the Third Closing, Seller will have conveyed, and Buyer will be vested with, Defensible Title to the Third Tranche of Assets. "Defensible Title" shall mean, with respect to Seller, such title, free and clear of all liens and encumbrances and defects, other than the Contracts, as will (a) entitle Buyer to receive a percentage of the oil and gas produced and saved from the Wells that is not less than the net revenue interest of Seller shown on Exhibit "B," without reduction throughout the productive life of the Wells except as set forth in Exhibit "B," and (b) obligate Buyer to bear and pay a portion of the costs and expenses of operating the Wells that is not greater than the working interest of Seller shown on Exhibit "B," without increase throughout the productive life of the Wells except as set forth in Exhibit "B."

     Section 2.4 Consents and Approvals. No consent, approval, order or
                 ----------------------
authorization of, or registration, declaration or filing with, any Person is required to be made or obtained by Seller in connection with the authorization, execution, delivery and performance by Seller of this Agreement and the transactions contemplated hereby, other than those set forth on Schedule 2.4,
                                                                ------------
which will be obtained as soon as practicable following the date hereof, but in any event prior to the First Closing.

     Section 2.5 No Violation. The execution, delivery and performance by Seller
                 ------------
of this Agreement and the consummation of the transactions contemplated herein, will not: (a) result in the breach of any of the terms or conditions of, or constitute a default under, or in any manner release any party thereto from any obligation under, any mortgage, note, bond, indenture, contract, agreement, license or other instrument or obligation of any kind or nature by which

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Seller may be bound or affected; (b) violate any law, order, writ, injunction, rule, regulation, statute or decree of any court, administrative agency, or Governmental Authority (as defined in Section 7.2 hereof); (c) result in the
                                      -----------
creation or imposition of any liens, mortgages, charges, security interests, pledges or other encumbrances or adverse claims ("Liens") upon any of the Assets; or (d) violate any provision of the organizational documents of Seller.

     Section 2.6  Litigation. To the best of Seller's knowledge, there are no
                  ----------
claims, counterclaims, actions, suits, orders, proceedings (arbitration or otherwise) or investigations pending or threatened against or involving Seller or the Assets, or relating to the transactions contemplated hereby, at law or in equity in any court or agency, or before or by any Governmental Authority or arbitral tribunal that, if granted, could be reasonably expected to have a Materially Adverse Affect (as hereinafter defined). "Materially Adverse Effect" shall mean a material adverse effect on the prospects, value, use, operation or ownership of the First Tranche, the Second Tranche and the Third Tranche of the Assets, taken not as a whole but individually as to each tranche.

     Section 2.7  No Brokers or Finders. Seller has not retained any broker or
                  ---------------------
finder, made any statement or representation to any Person which would entitle such Person to, or agreed to pay, any broker's, finder's or similar fees or commissions in connection with the transactions contemplated by this Agreement.

     Section 2.8  Contracts; Leases. Complete and correct copies of the
                  -----------------
Contracts and Leases have been furnished to Buyer. To the best of Seller's knowledge, Seller is not in default under any order, judgment, Contract, Lease, license or instrument, which default or potential default might reasonably be expected to have a Materially Adverse Effect. To the best of Seller's knowledge, all of the Contracts and Leases are in full force and effect, and Seller is not in default or material breach and no event has occurred which, with the giving of notice or the passage of time or both, would constitute a default by Seller under any Contracts or Leases. Schedule 2.8(a) identifies all of those Contracts
                               ---------------
and Leases that may not be assigned to Buyer without the consent, approval, notification or waiver of any Person. Schedule 2.8(b) identifies those Contracts
                                      ---------------
and Leases that are subject to a preferential right to purchase obligation. Seller has obtained or will obtain as soon as practicable following the date hereof (but in any event prior to the First Closing) such consents, approvals and waivers of the preferential right to purchase provisions.

     Section 2.9  Environmental Matters. To Seller's knowledge, there are no
                  ---------------------
notices, claims, suits, actions or proceedings (including government investigations and audits) now pending or threatened against Seller relating to Environmental Matters with respect to any of the Assets, and Seller is not aware of any reasonable basis for believing that any such claims for Environmental Matters may be asserted against Seller with respect to the Assets.

     Section 2.10 Disclosure. No representation, warranty or statement made by
                  ----------
Seller in this Agreement or any of the exhibits or schedules hereto contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. To the knowledge of Seller, there is no material fact that has not been disclosed to Buyer that might reasonably be expected to have a Materially Adverse Effect on the Assets or Seller's ability to consummate the transactions contemplated hereby.

     Section 2.11 Condition of the Assets. EXCEPT AS EXPRESSLY PROVIDED IN THIS
                  -----------------------
AGREEMENT TO THE CONTRARY, BUYER UNDERSTANDS AND AGREES THAT THE ASSETS ARE SOLD "AS IS" AND "WHERE IS," WITH ALL FAULTS AND DEFECTS, WITHOUT COVENANT, REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED; AND WITHOUT LIMITATION OF THE GENERALITY OF THE IMMEDIATELY PRECEDING CLAUSE, SELLER EXPRESSLY DISCLAIMS ANY IMPLIED OR EXPRESS WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, QUALITY, CONDITION OR MERCHANTABILITY OF THE ASSETS.

                                  ARTICLE III

                     REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer hereby represents, warrants and covenants to Seller that:

     Section 3.1  Corporate Organization. Buyer is a corporation duly organized,
                  ----------------------
validly existing and in good standing under the laws of the State of Delaware.

     Section 3.2  Authorization. The execution and delivery of this Agreement,
                  -------------
the performance by Buyer of its obligations hereunder and the consummation by Buyer of the transactions contemplated hereby have been duly authorized by all necessary organizational action and no other act or proceeding on the part of Buyer is necessary. Buyer has full power and authority to enter into, execute and deliver this Agreement and to perform its obligations hereunder.

     Section 3.3  No Violation. The execution, delivery and performance by Buyer
                  ------------
of this Agreement and the consummation of the transactions contemplated herein do not and will not: (a) result in the breach of any of the terms or conditions of, or constitute a default under, or in any manner release any party thereto from any obligation under, any mortgage, note, bond, indenture, contract, agreement, license or other instrument or obligation of any kind or nature by which Buyer may be bound or affected; (b) violate any law, order, writ, injunction, rule, regulation, statute or decree of any court, administrative agency, or Governmental Authority; or (c) violate any provision of the Certificate of Incorporation or by-laws of Buyer.

     Section 3.4  Consents and Approvals. No consent, approval or authorization
                  ----------------------
of, or declaration, filing or registration with, any Person is required to be made or obtained by Buyer in connection with the execution and delivery of this Agreement by Buyer, the performance by Buyer of its obligations hereunder, and the consummation by it of the transactions contemplated hereby.

     Section 3.5  No Brokers or Finders. Buyer has not retained any broker or
                  ---------------------
finder, made any statement or representation to any Person which would entitle such Person to, or agreed to pay, any broker's, finder's or similar fees or commissions in connection with transactions contemplated by this Agreement.

     Section 3.6  Knowledge of the Business. Buyer is directly and actively
                  -------------------------
engaged in the business of exploration for and production of oil and gas. Buyer is a sophisticated investor in oil and gas properties and has knowledge and expertise in financial and business matters relating to the evaluation and purchase of producing oil and gas properties. Buyer is acquiring the interests to be conveyed herein for investment purposes and not for distribution in violation of any applicable securities laws.

                                   ARTICLE IV

                                 INDEMNIFICATION

     Section 4.1  Indemnification by Seller. If the Closings occur, Seller
                  -------------------------
hereby agrees to indemnify, defend and save Buyer and its officers, directors, employees, agents and Affiliates (all or each, a "Buyer Indemnified Party") harmless from and against (a) any and all liabilities (whether contingent, fixed or unfixed, liquidated or unliquidated, or otherwise), obligations, deficiencies, demands, claims, suits, actions, or causes of action, assessments, losses, costs, expenses, interest, fines, penalties, and damages (including reasonable fees and expenses of attorneys, accountants and other experts) (individually and collectively, the "Losses") suffered, sustained or incurred by any Buyer Indemnified Party relating to, resulting from, arising out of or otherwise by virtue of any misrepresentation or breach of the representations or warranties of Seller contained in this Agreement or in any exhibit or schedule hereto; (b) the failure of Seller to perform any of its covenants or obligations contained in this Agreement; (c) the liabilities and obligations (other than Assumed Liabilities) relating to or arising out of the ownership of the Assets and attributable to any act, omission, occurrence or event occurring prior to the First Effective Time as to the First Tranche of Assets, prior to the Second Effective Time as to the Second Tranche of Assets and prior to the Third Effective Time as to the Third Tranche of Assets; and (d) any and all Losses arising directly or indirectly out of the Retained Liabilities.

     Section 4.2  Indemnification by Buyer. If the Closings occur, Buyer agrees
                  ------------------------
to indemnify, defend and save Seller and its Affiliates, and their respective officers, directors, employees and agents (each, a "Seller Indemnified Party") forever harmless from and against any and all Losses sustained or incurred by any Seller Indemnified Party relating to, resulting from, arising out of or otherwise by virtue of: (a) any misrepresentation in or breach of the representations and warranties of Buyer contained in this Agreement or in any schedule or exhibit hereto; (b) the failure of Buyer to perform any of its covenants or obligations contained in this Agreement or in any exhibit or schedule hereto; (c) the liabilities and obligations (other than Retained Liabilities) relating to or arising out of ownership of the Assets and attributable to any act, omission, occurrence or event occurring after the First Effective Time as to the First Tranche of Assets, after the Second Effective Time as to the Second Tranche of Assets and after the Third Effective Time as to the Third Tranche of Assets; (d) all liabilities and obligations (including, without limitation, all liabilities and obligations under present and future federal, state and local laws relating to the protection of health or the environment) in respect of Environmental Matters occurring before or after the respective Closings, other than any condition that is the subject of a breach by Seller or its representations and warranties under this Agreement and (e) all Assumed Liabilities.

     Section 4.3  Indemnification Procedure. Any party seeking indemnification
                  -------------------------
pursuant to this Article IV shall promptly provide written notice of any claim to the party from which it seeks indemnification within a reasonable period of time. The indemnifying Person, if it so elects, shall assume and control the defense thereof (and shall consult with the indemnified person with respect thereto), including the employment of counsel reasonably satisfactory to the indemnified person within ten (10) business days after receipt of the notice with respect thereto, and the payment of all necessary expenses; provided that
                                                                 -------- ----
as a condition precedent to the indemnifying person's right to assume control of such defense, it must first enter into an agreement with the indemnified person (in form and substance reasonably satisfactory to the indemnified person) pursuant to which the indemnifying person agrees to be fully responsible for all losses relating to such claim and unconditionally guarantees the payment and performance of any liability or obligation which may arise with respect to such claim or the facts giving rise to such claim for indemnification; provided
                                                                  --------
further that the indemnifying person shall not have the right to assume control
-------
of such defense if the claim which the indemnifying person seeks to assume control of (i) seeks non-monetary relief or (ii) involves criminal or quasi-criminal allegations; and provided further that (i) the indemnifying
                                -------- -------
person shall not consent to the imposition of any injunction against the indemnified person without the written consent of the indemnified person, (ii) the indemnifying person shall permit the indemnified person to participate in such conduct or settlement through counsel chosen by the indemnified person, but the fees and expenses of such counsel shall be borne by the indemnified person (except as provided below), and (iii) upon a final determination of such action, suit or proceeding, the indemnifying person shall promptly reimburse to the full extent required under this Article IV the indemnified person for the full amount of any Loss resulting from such action, suit or proceeding and all reasonable and related expenses incurred by the indemnified person, other than fees and expenses of counsel for the indemnified person incurred after the assumption of the conduct and control of such action, suit or proceeding by the indemnifying person (except as provided below). If the indemnifying person is permitted to assume and control the defense and elects to do so, the indemnified person shall have the right to employ counsel separate from counsel employed by the indemnifying person in any such action and to participate in the defense thereof, but the fees and expenses of such counsel employed by the indemnified person shall be at the expense of the indemnified person unless (i) the employment thereof has been specifically authorized by the indemnifying person in writing, (ii) the indemnifying person has been advised by counsel that a reasonable likelihood exists of a conflict of interest between the indemnifying person and the indemnified person, (iii) the indemnifying person has failed to assume the defense and employ counsel; or (iv) the indemnified person has reasonably determined that an adverse outcome could have a material adverse effect on its business reputation or could reasonably be expected to have a materially adverse precedential effect; in which case the fees and expenses of the indemnified person's counsel shall be paid by the indemnifying person. In the event the indemnifying person fails to elect to defend such claim in accordance with the foregoing, then the indemnified person may elect, but shall not be required, to defend against or settle such claim as it sees fit, provided that any settlement of such claim shall require the consent of the indemnifying person, which consent shall not be unreasonably withheld.

     Section 4.4  Failure to Give Timely Notice. A failure by an indemnified
                  -----------------------------
person to give timely, complete or accurate notice as provided in Section 4.3
                                                                  -----------
will not affect the rights or

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

obligations of any party hereunder except and only to the extent that such failure results in actual prejudice to the indemnifying person.

                                    ARTICLE V

                               CLOSING CONDITIONS

     Section 5.1 Buyer's Conditions to Closings. The obligation of Buyer to
                 ------------------------------
proceed with the Closings contemplated hereby is subject to the satisfaction on or prior to the Closings of all of the following conditions:

          (a) Representations and Warranties. The representations and warranties
              ------------------------------
of Seller contained in Article II of this Agreement shall be true and correct in all material respects with respect to the Assets (covered by such closing).

          (b) Board Approval. Buyer shall have received authorization to acquire
              --------------
the Assets (covered by such closing) from its Board of Directors.

          (c) Due Diligence. Buyer shall have reviewed and approved all
              -------------
documents and information, including title and production records, for the Assets (covered by such closing) relating thereto.

                                   ARTICLE VI

                                    CLOSINGS

     Section 6.1 Closings. The transactions that are the subject of this
                 --------
Agreement shall be consummated at three closings (the "Closings").

          (a) The first closing shall be held at the offices of Seller in Magnolia, Texas as soon as possible but no later than January 31, 2002 (the "First Closing"). The ownership of the First Tranche of Assets shall be transferred from Seller to Buyer at the First Closing but effective as of 7:00 a.m., Central Time, January 1, 2002 (the "First Effective Time").

          (b) The second closing shall be held at the offices of Seller in Magnolia, Texas on April 1, 2002 (the "Second Closing"). The ownership of the Second Tranche of Assets shall be transferred from Seller to Buyer at the Second Closing but effective as of 7:00 a.m., Central Time, April 1, 2002 (the "Second Effective Time").

          (c) The third closing shall be held at the offices of Seller in Magnolia, Texas on July 1, 2002 (the "Third Closing"). The ownership of the Second Tranche of Assets shall be transferred from Seller to Buyer at the Third Closing effective as of 7:00 a.m., Central Time, July 1, 2002 (the "Third Effective Time").

     Section 6.2 Deliveries by Seller.
                 --------------------

          (a) At the First Closing, pursuant to this Agreement, Seller shall execute and deliver to Buyer: (i) an Assignment and Bill of Sale (in the form attached hereto as Schedule 6.2) transferring to Buyer the First Tranche of
                   ------------
Assets; and (ii) such other documents and instruments as Buyer may reasonably require.

          (b) At the Second Closing, pursuant to this Agreement, Seller shall execute and deliver to Buyer: (i) an Assignment and Bill of Sale transferring to Buyer the Second Tranche of Assets; and (ii) such other documents and instruments as Buyer may reasonably require.

          (c) At the Third Closing, pursuant to this Agreement, Seller shall execute and deliver to Buyer: (i) an Assignment and Bill of Sale transferring to Buyer the Third Tranche of Assets; and (ii) such other documents and instruments as Buyer may reasonably require.

     All such other documents and instruments delivered to Buyer, as applicable, shall be in form and substance reasonably satisfactory to Buyer.

     Section 6.3 Deliveries by Buyer.
                 -------------------

          (a) At the First Closing, Buyer shall deliver to Seller: (i) a wire transfer of immediately available funds for the portion of the Purchase Price (as set forth in Section 1.3 hereof) payable at the First Closing and (ii) such
                 -----------
other documents and instruments as Seller may reasonably require in order to effectuate the transactions which are the subject of this Agreement.

          (b) At the Second Closing, Buyer shall deliver to Seller: (i) a wire transfer of immediately available funds for the portion of the Purchase Price (as set forth in Section 1.3 hereof) payable at the Second Closing and (ii) such
                 -----------
other documents and instruments as Seller may reasonably require in order to effectuate the transactions which are the subject of this Agreement.

          (c) At the Third Closing, Buyer shall deliver to Seller: (i) a wire transfer of immediately available funds for the portion of the Purchase Price (as set forth in Section 1.3 hereof) payable at the Third Closing and (ii) such
                 -----------
other documents and instruments as Seller may reasonably require in order to effectuate the transactions which are the subject of this Agreement.

     All documents and instruments delivered to Seller shall be in form and substance reasonably satisfactory to Seller.

     Section 6.4 Further Assurances. From time to time after each of the
                 ------------------
Closings, as applicable, and without further consideration, the Parties shall execute such further documents and perform such further acts as may be necessary to transfer and convey the Assets to Buyer, on the terms contained herein, and to otherwise comply with the terms of this Agreement and consummate the transactions contemplated hereby.

     Section 6.5 Post Closing Adjustments. Within 90 days after each Closing,
                 ------------------------
Seller and Buyer shall jointly prepare a final accounting statement for the gross revenue, if any, received by Seller for hydrocarbons and liquid hydrocarbon inventory produced from the Assets from and after the First Effective Time (as to the First Tranche of Assets), the Second Effective Time (as
to the Second Tranche of Assets) and the Third Effective Time (as to the Third Tranche of Assets), as applicable, less reasonable and documented expenses incurred by the Seller for periods of times from and after the applicable effective times and attributable to the operation of the Assets or sale of such hydrocarbons and liquid hydrocarbon inventory following the First, Second and Third Effective Times, respectively. The Parties shall have 30 days following completion of such accounting to agree as to its accuracy. Following such agreement, Seller or Buyer, as the case may be, shall promptly pay to the other such sum as may be found due. Nothing in this Section 6.5 in intended to limit
                                              -----------
any right of Seller or Buyer to assert a claim for reimbursement after the final accounting with respect to each Closing.

     Section 6.6 Failure to Close. If any of the Closings do not occur on or
                 ----------------
before their scheduled closing dates as set forth hereunder, either party may terminate this Agreement by giving written notice to the other party. Thereafter, neither party shall have any further obligations to the other hereunder, other than any obligations and liabilities arising prior to such termination and those obligations that by their terms survive the termination of this Agreement.

                                   ARTICLE VII

                                  MISCELLANEOUS

     Section 7.1 Notices. All notices, reports, records or other communications
                 -------
that are required or permitted to be given to the Parties under this Agreement shall be sufficient in all respects if given in writing and delivered in person, by telecopy, by overnight courier or by registered or certified mail, postage prepaid, return receipt requested, to the receiving party at the following address:

     If to Seller:              Juneau Exploration, L.P.
                                26902 Nichols Sawmill Road
                                Magnolia, TX 77355
                                Attention:  John B. Juneau
                                Telecopier: 281.356.2666
                                Phone: 281.356.6494

     If to Buyer:               Contango Oil & Gas Company
                                3700 Buffalo Speedway, Suite 960
                                Houston, TX  77098
                                Attention:  Kenneth R. Peak
                                Telecopier: 713.960.1065
                                Phone: 713.960.1901

or such other address as such party may have given to the other party by notice pursuant to this Section 7.1. Notice shall be deemed given on (i) the date such
                 -----------
notice is personally delivered, (ii) three (3) days after the mailing if sent by Certified or Registered Mail, (iii) one (1) day after the date of delivery to the overnight courier if sent by overnight courier, or (iv) the next succeeding day after transmission by facsimile.

     Section 7.2 General Definitions. For the purposes of this Agreement, the
                 -------------------
following terms have the meaning set forth below:

     "Affiliate" with respect to any party, any Person directly or indirectly controlling, controlled by, or under common control with such party, and any officer, director or executive employee of such party and includes any past or present Affiliate of any such Person.

     "Governmental Authority" means any federal, state, provincial, local, governmental, judicial, public, quasi-public or administrative authority or agency.

     "Person" means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated association, corporation, other entity or any Governmental Authority.

     Section 7.3 Entire Agreement. The Schedules and Exhibits attached to this
                 ----------------
Agreement shall be deemed to be an integral part of this Agreement. This Agreement, including the Schedules and Exhibits, set forth the entire understanding of the Parties with respect to the subject matter hereof and may be modified only by instruments signed by both of the Parties hereto.

     Section 7.4 Counterparts. This Agreement may be executed via facsimile in
                 ------------
counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     Section 7.5 Third Parties. Nothing in this Agreement, express or implied,
                 -------------
is intended to confer any right or remedy under or by reason of this Agreement on any Person other than the Parties hereto and their respective heirs, representatives, successors and assigns, nor is anything set forth herein intended to affect or discharge the obligation or liability of any third persons to any party to this Agreement, nor shall any provision give any third party any right of subrogation or action over against any party to this Agreement.

     Section 7.6 Expenses. Each of the Parties shall pay all costs and expenses
                 --------
incurred or to be incurred by it in negotiating and preparing this Agreement and in closing and carrying out the transactions contemplated by hereunder, including, without limitation, legal and accounting fees and expenses.

     Section 7.7 Waiver. No failure of any party to exercise any right or remedy
                 ------
given such party under this Agreement or otherwise available to such party or to insist upon strict compliance by any other party with its obligations hereunder, and no custom or practice of the Parties in variance with the terms hereof, shall constitute a waiver of any party's right to demand exact compliance with the terms hereof, unless such waiver is set forth in writing and executed by such party.

     Section. 7.8 Survival. All representations, warranties, indemnifications
                  --------
and rights to set off of the Parties hereto contained in or arising out of this Agreement or otherwise in connection herewith shall survive the Closings hereunder and shall continue in effect until the expiration of all applicable statute of limitations (including any extensions of said statute). Unless a specified period is set forth in this Agreement (in which event such specified period will control), all covenants contained in this Agreement will survive the Closings and remain in effect indefinitely.

     Section 7.8  Governing Law; Jurisdiction. This Agreement shall be construed
                  ---------------------------
and governed in accordance with the laws of the State of Texas without regard to the principles of conflicting laws. Any action to enforce, or which arises out of or relates in any way to, any of the provisions of this Agreement shall be brought and prosecuted solely in the Texas state courts or the Federal district courts located in Harris County, Texas.

     Section 7.9  Assignment. No party may assign its rights or delegate its
                  ----------
obligations hereunder without the consent of the other party. Subject to the foregoing, this Agreement shall inure to the benefit of and be binding upon the Parties hereto and their respective heirs, successors and assigns.

     Section 7.10 Confidentiality. Buyer and Seller acknowledge that all
                  ---------------
information furnished or disclosed pursuant hereto must remain confidential. Buyer and Seller must mutually approve all press releases. Buyer may disclose such information only to its subsidiaries or Affiliates, agents, advisors or representatives who have need to know such information and who have agreed in writing, prior to being given access to such information, to be bound by the terms of this Section 7.10.
              ------------

     Section 7.11 Severability. If any term or other provision of this Agreement
                  ------------
is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any adverse manner to any party. Upon any binding determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible and in an acceptable manner, to the end that the transaction hereby may be contemplated to the extent possible.

     Section 7.12 DTPA. Each party hereby certifies to the other that it is not
                  ----
a "Consumer" within the meaning of the Texas Deceptive Trade Practices - Consumer Protection Act, Subchapter E of Chapter 17, Section 17.41, et. Seq. of the Texas Business and Commerce Code, as amended (the "DTPA"). The Parties covenant, for themselves and for an on behalf of any successors and assigns, that if the DTPA is applicable, (a) the Parties are "business consumers" thereunder and (b) each party hereby waives and releases all of its rights and remedies thereunder (other than Section 17.555, Texas Business and Commercial
Code) as applicable to the other party and its successors and (c) each party shall defend and indemnify the other party from and against any and all claims, demands or causes of action of or by that party or any successor or any of its Affiliates based in whole or in part on the DTPA, arising out of or in connection with the transaction set forth in this Agreement.

     Section 7.13 Headings. The subject headings of paragraphs and subparagraphs
                  --------
of this Agreement are included for purposes of convenience only and shall not affect the construction or interpretation of any of its provisions.

     Section 7.14 Construction. Where specific language is used to clarify by
                  ------------
example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates. The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any party.

     IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

                                   SELLER:

                                   JUNEAU EXPLORATION, L.P.
                                   By:  Juneau GP, LLC
                                        Its General Partner


                                   By:  /s/  JOHN B. JUNEAU
                                        --------------------------------------
                                        John B. Juneau
                                        Sole Manager


                                   BUYER:

                                   CONTANGO OIL & GAS COMPANY,
                                   a Delaware corporation



                                   By:  /s/  KENNETH R. PEAK
                                        --------------------------------------
                                        Kenneth R. Peak
                                        President and Chief Executive Officer